Exhibit 12.01

                      TEMPLE-INLAND INC.
              RATIO OF EARNINGS TO FIXED CHARGES
                WITHOUT TIFS DEPOSIT INTEREST
                    (dollars in millions)

                             1997    1996    1995    1994    1993
                             ----    ----    ----    ----    ----

Fixed Charges:

Interest expense              112     113     111      95      82

TIFS interest on
borrowings                    157     127     121      81      99

Interest capitalized
during period                   2       3      39      28      13

Portion of rent expense
representative of
interest                        5       4       3       3       3
                             ----    ----    ----    ----    ----

Total fixed charges           276     247     274     207     197
                             ====    ====    ====    ====    ====




Earnings:

Pretax income from
continuing operations          95     156     431     193      96

Add:
Fixed charges from above      276     247     274     207     197

Less interest capitalized
during period                  (2)     (3)    (39)    (28)    (13)

Current period
amortization of interest
capitalized in prior
periods                         8       9       7       6       5
                             ----    ----    ----    ----    ----

                              377     409     673     378     285
                             ====    ====    ====    ====    ====

Ratio of Earnings to
Fixed Charges                1.37    1.65    2.45    1.82    1.45
                             ====    ====    ====    ====    ====



                                        Exhibit 12.01 (continued)


                      TEMPLE-INLAND INC.
              RATIO OF EARNINGS TO FIXED CHARGES
                  WITH TIFS INTEREST EXPENSE
                    (dollars in millions)

                               1997    1996    1995    1994    1993
                               ----    ----    ----    ----    ----

Fixed Charges:

Interest expense - Parent
Company                         112     113     111      95      82

Interest expense -
Borrowed Funds (TIFS)           157     127     121      81      99

Interest on Deposits
(TIFS)                          331     308     313     254     237

Interest capitalized
during period                     2       3      39      28      13

Portion of rent expense
representative of
interest                          5       4       3       3       3
                               ----    ----    ----    ----    ----

Total fixed charges             607     555     587     461     434
                               ====    ====    ====    ====    ====


Earnings:

Pretax income from
continuing operations            95     156     431     193      96

Add:
Fixed charges from above        607     555     587     461     434

Less interest capitalized
during period                    (2)     (3)    (39)    (28)    (13)

Current period
amortization of interest
capitalized in prior
periods                           8       9       7       6       5
                               ----    ----    ----    ----    ----

                                708     717     986     632     522
                               ====    ====    ====    ====    ====

Ratio of Earnings to
Fixed Charges                  1.17    1.29    1.68    1.37    1.20
                               ====    ====    ====    ====    ====




                                        Exhibit 12.01 (continued)

                      TEMPLE-INLAND INC.
      RATIO OF EARNINGS TO FIXED CHARGES-PARENT COMPANY
                    (dollars in millions)

                              1997    1996    1995    1994    1993
                              ----    ----    ----    ----    ----
Fixed Charges:

Interest expense               112     113     111      95      82

Interest capitalized
during period                    2       3      39      28      13

Portion of rent expense
representative of interest       4       3       2       2       2
                              ----    ----    ----    ----    ----

Total fixed charges            118     119     152     125      97
                              ====    ====    ====    ====    ====


Earnings:

Pretax income from
continuing operations           95     156     431     193      96

Less: TIFS income before
tax                           (132)    (63)    (98)    (56)    (68)

Add: Dividends from TIFS       275      50      50      30      42
                              ----    ----    ----    ----    ----

Pretax income from
continuing operations
adjusted for equity method
investee (TIFS)                238     143     383     167      70

Add:
Fixed charges from above       118     119     152     125      97

Less interest capitalized
during period                   (2)     (3)    (39)    (28)    (12)

Current period
amortization of interest
capitalized in prior
periods                          8       9       7       6       5
                              ----    ----    ----    ----    ----

                               362     268     503     270     160
                              ====    ====    ====    ====    ====

Ratio of Earnings to Fixed
Charges                       3.07    2.24    3.30    2.16    1.64
                              ====    ====    ====    ====    ====